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                                                                  EXHIBIT 23.1.2


INDEPENDENT AUDITORS' CONSENTS


We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-3 of our report dated May 26, 1998 (August 6, 1998 as to Note 4), on the combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries; MinorCo, L.P. and subsidiaries; PhillieCo Partners I, L.P. and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), included in Registration Statement Nos. 333-64241 and 333-65173 and in Form 8-K dated November 2, 1998, which are incorporated by reference in this Registration Statement, and of our report dated May 26, 1998 (August 6, 1998 as to Note 4) relating to the combined financial statement schedule appearing in Registration Statement Nos. 333-64241 and 333-65173, which are incorporated by reference in this Registration Statement.

We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-3 of our report dated February 3, 1998, on Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1997, and incorporated by reference in Form 8-K dated November 2, 1998, and Registration Statement Nos. 333-64241 and 333-65173, which are incorporated by reference in this Registration Statement.

We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-3 of our reports dated February 3, 1998, on Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation (which express unqualified opinions and include explanatory paragraphs referring to the emergence from the development stage), incorporated by reference in Registration Statement Nos. 333-64241 and 333-65173, which are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 4, 1999